Exhibit T3B.16

Exhibit T3B.16 ARTICLES OF ASSOCIATION OF THE LIMITED LIABILITY COMPANY VANTAGE DRILLER ROCO S.R.L. -updated version - In accordance with the provisions of Law no. 31/1990 as subsequently amended, as well as other applicable regulations, VANTAGE HOLDINGS CYPRUS ODC LIMITED, a company organized and existing under the laws of Cyprus, having its registered office at 2 Diagorou Era House, 10th floor, 1097, Nicosia, Cyprus, registered with Registrar of Companies under number 288980 of 17.06.2011, duly represented by Ciucă Cristina Ioana, as attorney, decided to incorporate a limited liability company in Romania, herein after referred to as the “Company”, in accordance with the terms and conditions set out herein: CHAPTER I NAME, TYPE OF COMPANY, HEAD-OFFICE, DURATION AND COMPANY’S OBJECTS Art. l. Name of the Company 1.1. The name of the Company is VANTAGE DRILLER ROCO S.R.L. as per the name reservation no. 296158/02.08.2013 issued by the Ministry of Justice - Trade Registry Office near Bucharest Tribunal, on 02.08.2013. 1.2. The name, type of company, headquarters, registration number, sole registration code and the share capital shall appear on any invoice, proposal, order, tariff-related document, prospectus and any such other document issued by the Company and employed thereby in the course of business. Excluded from this rule shall be the fiscal receipts issued by electronic cash registers including the entries required by the relevant laws. Art. 2. Type of the Company 2.1 The Company is registered as a limited liability company (S.R.L.), having as sole shareholder the company HOLDINGS CYPRUS ODC LIMITED, hereinafter referred to as the “Sole Shareholder”. 1

Art. 3. Head-office of the Company 3.1. The head-office of the Company shall be located in Bucharest, 1st District, 17 Dumitru Florescu Street, 2nd floor, room 15, Romania. 3.2. The location of the Company’s head-office may be changed by Sole Shareholder decision. 3.3. The Company may establish or close down branches, offices or working units and may acquire participation rights in new and/or existent companies by Sole Shareholder decision, in Romania or abroad. Art. 4. Duration of the Company 4.1 The Company shall function on an unlimited period of time as of the date of its registration with the Trade Registry Office. Art. 5. Company’s objects The Company’s main field of activity consists in “renting and leasing of other machinery, equipment and tangible goods” (NACE Domain code 773). The Company’s main business object consists in “renting and leasing of other machinery, equipment and tangible goods n.e.c.” (NACE Code 7739). 5.1 The Company may also carry out the following secondary activities: NACE Code 0910 – Support activities for petroleum and natural gas extraction; NACE Code 4614 – Agents involved in the sale of machinery, industrial equipment, ships and aircraft; NACE Code 4618 – Agents specialised in the sale of other particular products; NACE Code 4619 – Agents involved in the sale of a variety of goods; NACE Code 4669 – Wholesale of other machinery and equipment; NACE Code 5020 – Sea and coastal freight water transport; NACE Code 5210 – Warehousing and storage; NACE Code 5222 – Sea freight water transport auxiliary activities; NACE Code 5224 – Handling; NACE Code 6399 – Other information service activities not elsewhere classified; NACE Code 6420 – Activities of holding companies; NACE Code 6492 – Other credit granting (activities without professional character); NACE Code 6810 – Buying and selling of own real estate; NACE Code 6820 – Renting and operating of own or leased real estate; NACE Code 7010 – Activities of head offices; NACE Code 7022 – Business and other management consultancy activities; 2

NACE Code 7320 – Market research and public opinion polling; NACE Code 7490 – Other professional, scientific and technical activities n.e.c.; NACE Code 7734 – Renting and leasing of water transport equipment; NACE Code 8299 – Other business support service activities n.e.c.; 5.2 The business objects mentioned above may be changed in accordance with legal provisions, by decision of the Sole Shareholder. 5.3 The Company may perform the activities described in this article directly or through its subsidiaries, branches, working units and/or other secondary units in Romania or in other country. CHAPTER II SHARE CAPITAL Art. 6. Company’s share capital 6.1. The Company’s subscribed share capital amounts to RON 3,258,971,090 (three billion two hundred fifty-eight million nine hundred seventy-one thousand ninety RON). 6.2. The share capital is fully paid up in cash by the Sole Shareholder. 6.3. The share capital is divided into 325,897,109 (three hundred twenty-five million eight hundred ninety-seven thousand one hundred nine) shares, having a nominal value of RON 10 each, the structure of the share capital being the following: VANTAGE HOLDINGS CYPRUS ODC LIMITED holds 325,897,109 (three hundred twenty-five million eight hundred ninety-seven thousand one hundred nine) shares, having a nominal value of RON 10 each and an aggregate value of RON 3,258,971,090 (three billion two hundred fifty-eight million nine hundred seventy-one thousand ninety RON), representing 100% of the Company’s share capital. Art. 7. The Company’s shares 7.1. The Company’s shares may not be represented by negotiable instruments. 7.2. Upon Sole Shareholder’s express request, the Company shall issue ownership certificates over the shares, which will not constitute negotiable instruments. 3

Art. 8. Rights and obligations of the Sole Shareholder in relation to the shares 8.1. Each share confers upon its holder equal rights to the profit and equal liability for the losses. 8.2. The Company’s obligations shall be secured only with Company’s assets and the Sole Shareholder shall be liable up to and within the limits of the subscribed share capital. 8.3. Throughout the Company’s duration, the Sole Shareholder’s creditors may satisfy their claims only from the relevant Sole Shareholder’s share of the profits as per the financial statements and after the dissolution of the Company, they may satisfy their claims over the share granted to the Sole Shareholder after the Company’s liquidation. Art. 9. Increase and decrease of share capital 9.1. The share capital of the Company may be increased or decreased in accordance with the legal provisions in force, by Sole Shareholder Decision. 9.2. The share capital may be increased by issuance of new shares or by increase of the nominal value of the existent shares, in exchange of cash and/or in kind contributions. 9.3. Likewise, new shares may be issued through the incorporation of the reserves (except for legal reserves and other reserves barred by the law from being used to increase the share capital), as well as the benefits or share premiums or by setting off certain, due and payable receivables from the Company against the Company’s shares. 9.4. The share capital of the Company may be decreased by any of the following means: (i) reduction of the number of existing shares; (ii) decrease of the nominal value of existing shares. 9.5. Likewise, Company’s share capital may be decreased by any other means provided under the law, by observing the legal applicable provisions. 9.6. The share capital decrease may not take place before the passing of 2 (two) months from the Decision of the Sole Shareholder being published in the Official Gazette, Part IV and it may performed only by observing the minimum share capital provided under the law. Sole Shareholder Decision approving the share capital decrease shall expressly state the grounds for the reduction and the method therefore. Art. 10. Transfer of shares 10.1. The shares issued by the Company shall not be divisible. The Company shall acknowledge only one holder for each share. 4

10.2. The Sole Shareholder is able to transfer the shares in accordance with the provisions of Law and the conditions set out hereunder. 10.3. Any share transfer shall be registered in the Shareholders’ Registry and to the competent Trade Registry. The share transfer shall be effective towards third parties only after its registration with the Trade Registry conducted in accordance with the provisions of the Law. CHAPTER III THE SOLE SHAREHOLDER Art. 11. Sole Shareholder’s attributions 11.1. For the period the Company has a Sole Shareholder, the Sole Shareholder has the rights and obligations which, under the law, are attributable to the General Meeting of Shareholders. 11.2. The Sole Shareholder shall have the following main powers: (i) to approve the Company’s financial statements and to decide upon the distribution of Company’s net profit; (ii) to set up the data and the method of dividend payment; (iii) to approve the strategies, management and development policies of the Company; (iv) to approve the Company’s annual income and expenditure budget; (v) to appoint the Directors and censors, or by case the internal auditor, to set their remuneration or to revoke them; (vi) to discuss and approve the management report of the Company’s Directors and the inventory relief of the Directors (by case); (vii) to decide upon claiming in court the Director(s) and censors or, by case the internal auditor, for any damages caused to the Company, and appoint the person due to appear in court as plaintiff on behalf of the Company; (viii) to approve the appointment and revocation of the financial auditor, as well as the minimum duration of the financial audit agreement (if the case); 5

(ix) to approve the establishment or closing down of subsidiaries, branches, working units and/or other secondary units in Romania or in other country; (x) to approve the acquisition of any interests in existing or newly incorporated companies; (xi) to approve the change of the Company’s legal type; (xii) to approve change of the Company’s head-office; (xiii) to approve the change of the Company’s business object; (xiv) to approve the Company’s share capital increase; (xv) to approve the Company’s share capital decrease; (xvi) to approve the reinstatement of the Company’s share capital; (xvii) to decide upon accepting new shareholders and upon their participation to the Company’s share capital; (xviii) to approve the transfer of the Company’s shares; (xix) to approve the merger and division of the Company; (xx) to approve the dissolution of the Company; (xxi) to decide upon any other changes to the Company’s Articles of Association; (xxii) to take any other decision which, under the law and these Articles of Association, falls under the competency of the Sole Shareholder. CHAPTER IV COMPANY’S MANAGEMENT Art. 12. Directors 12.1 The Company shall be managed by 2 (two) directors (hereinafter referred collectively to as the “Directors” and individually to as the “Director”), appointed by the Sole Shareholder, without restrictions as regards their citizenship or nationality, who will ensure the management of the Company. 12.2 The mandate of each Director shall be unlimited, with the possibility of being prolonged or renewed under Sole Shareholder’s decision. 6

12.3 The Directors appointed under these Articles of Association, are the following: RONALD J. NELSON, an American citizen, born on 20th August 1954, in Illinois USA, domiciled at The Grange, 3 Grange Garden #18-02 Singapore 249633, holder of passport no. 488061226, issued by United States Department of State on 20th July 2012 and valid until 19th July 2022, personal identification number G5125012K; VASILE GEORG1ANA, a citizen of Romania, born on 31.05.1982 in Odobesti, Vrancea county, Romania, domiciled at Bucharest, 1st District, 29 Oinei Street, 2nd floor, app. no. 9, Romania, holder of the identity card series RX, no. 469013, issued by SPCEP Sector 1, on 03.04.2014, valid until 31.05.2024, PIN 2820531393783. 12.4 The Directors will ensure the management of the Company and will have bank signature right as well as the authority to fully engage the Company, in any contractual and/or commercial relationship on the basis of the powers granted and observing the decisions of the Sole Shareholder as follows: - RONALD J. NELSON WILL ENGAGE THE COMPANY INDIVIDUALLY, WHILE VASILE GEEORGIANA WILL ENGAGE THE COMPANY ONLY JOINTLY WITH RONALD J. NELSON 12.5 The Directors may represent the Company towards third parties and may delegate to any person deemed appropriate, part of their attributions (including those relating to the representation and engagement of the Company towards third parties as well as those relating to the current activity of the Company and the investment decisions of the Company), case in which the Directors will determine the limits of the competencies of the person empowered in this respect and will supervise the carrying out by the delegated person of the transferred attributions, being held liable for the acts and actions of the person delegated by them. 12.6 The Directors are responsible for the management of the Company and the observance of this Articles of Association and of the decisions of the Sole Shareholder. Art. 13. Powers and duties of the Directors 13.1 The Directors shall be responsible for the management of the Company and shall carry out any business activities falling within the Company’s objects provided herein subject to specific restrictions and / or authorization requirements provided under these Articles of Association of the Company and / or the decisions of the Sole Shareholders of the Company. 7

13.2 The main powers and duties of the Directors shall be: (i) to prepare the strategies, management and development policies of the Company and to submit them for Sole Shareholder’s approval; (ii) to prepare the annual financial statements and the income and expenditure budget of the Company and the management report of the Directors, and to submit them for Sole Shareholder’s approval; (iii) to approve the opening and / or closing of Company’s bank accounts; (iv) to set out the organizational structure of the Company; (v) to appoint and dismiss any staff members of the Company, and to agree upon the terms and conditions of their individual employment agreements, the level of their salaries and bonuses; (vi) to keep the registries, accountant ledgers and/or any other documents that the Company is under the obligation to prepare and to keep in accordance with the applicable law; (vii) to implement the changes brought to the Company’s Articles of Association; (viii) to observe and ensure the fulfilment of Sole Shareholder’s decisions; (ix) to exercise any other powers and to perform any acts and actions in relation to the management of the Company which the law and these Articles of Association impose and which are not specifically entrusted to the Sole Shareholder. 13.3 The Directors represent the Company towards any third parties and in court. 13.4 The Directors shall be held liable towards the Company, in accordance with the Romanian law, for the non-observance of the applicable legal provisions, the provisions of these Articles of Association as well as the decisions of the Sole Shareholder. CHAPTER V CONTROL OF THE COMPANY Art. 14. Control of the Company 14.1 Control of the Company’s management shall be exercised by the Sole Shareholder, except for the case where the Company is audited. In this latter case, the Company shall 8 contract specialized financial audit services by entering into an external financial audit agreement. 14.2 The Sole Shareholder may decide upon the performance of the control by financial auditors even for the case where the Company does not fall under the legal audit obligation. CHAPTER VI COMPANY’S ACTIVITY Art. 15. Financial year 15.1 The financial year starts on 1 January and ends on 31 December every year. The first financial year starts on the date of the Company being duly registered with the Trade Registry and ends on 31 December of the same year. Art. 16. Financial statements 16.1 The Directors shall prepare the Company’s financial statements in accordance with the law. 16.2 Within 15 (fifteen) days as of the Sole Shareholder approving the financial statements of the Company, the financial statements shall be submitted to the public competent authorities. Such financial statements shall be accompanied by the management report and the financial auditor report (if necessary). Art. 17. Company’s reserve funds 17.1 At least 5% per year of the Company’s profit shall be set aside as statutory reserve. The setting aside of Company profit for reserves shall cease upon the statutory reserve reaching one fifth of the Company’s share capital. 17.2 In case the Company’s reserves fall below one fifth of the Company’s share capital, such reserves shall be replenished in accordance with the provisions of Article 17.1 above. Art. 18. Company’s registries 17.1 The Company shall keep, through the Directors, the following registers: a) Accounting registers, according to the law; b) Shareholders’ Registry; c) Registry of the decisions of the Sole Shareholder; d) All other mandatory registers as per the law. 9

CHAPTER VII CHANGE IN THE TYPE OF COMPANY, DISSOLUTION AND LIQUIDATION Art. 19. Change in the type of Company 19.1 The Company may change its type by Decision of the Sole Shareholder. Art. 20. Company dissolution 20.1 The Company shall be dissolved as per the law. 20.2 Dissolution of the Company shall occur in any of the following situations: (i) failure to fulfil the Company’s objects; (ii) annulment of the Company; (iii) decision of the Sole Shareholder; (iv) Company’s bankruptcy; (v) any other reasons regulated by law. 20.3 The dissolution of the Company shall be registered with the Trade Registry and published in the Romanian Official Gazette. Art. 21. Company’s liquidation 21.1 The Company’s dissolution leads to the initiation of the liquidation procedure (unless provided otherwise by the law), which shall be conducted in accordance with the law. These Articles of Association has been signed today, 25 May 2015, in Bucharest, in 4 (four) original counterparts. Sole Shareholder VANTAGE HOLDINGS CYPRUS ODC LIMITED By Ciuc Oristina Ioana As attorney 10